Asset Management Code of Ethics

Date of Last Revision:  February 1, 2010

AM Code of Ethics
Rev. 02/01/2010

Overview		2
Part I – Statement of General Principles		4
A.	Compliance with the Spirit of the Code	5
B.	Federal Securities Law Prohibit Fraudulent and Deceptive Acts	5
C.	Compliance with other BAC and Line of Business (“LOB”) Policies	6
D.	Contacts for Questions and Reporting Violations of this Code	6
E.	Training and Education	6
Part II – Prohibited Transactions and Activities		7
A.	Prohibited Transactions in Reportable Funds and Other Open-end Mutual Funds	7
1.	Short-Term Trading Prohibition (30 Calendar Days)	7
2.	Late Trading Prohibition	7
3.	Market Timing Prohibition	7
B.	Prohibited Transactions in Reportable Securities	7
1.	Client Conflict	7
2.	IPOs and Limited Offerings	8
3.	Short-Term Trading (30 Calendar Days)	9
4.	Excessive Trading	9
5.	Bank of America Global Restricted List	10
6.	Columbia Management Restricted List	10
C.	Other Prohibitions	10
1.	Information Walls and Protection of Corporate Confidential and Material Nonpublic Information	10
2.	Restriction on Service as Officer or Director by Covered Persons	11
3.	Participation in Investment Clubs	11
4.	Bank of America Closed-end Funds	11
D.	Additional Trading Restrictions Applicable to Investment Persons	11
1.	Fourteen Calendar Day Blackout Period	11
2.	IPOs and Limited Offerings	11
3.	Short-sale Restriction on CMA Portfolio Managers	12
4	Special Restriction on CMA Research Analysts	12
E.	Exemptions	12
Part III – Pre-Clearance of Transactions		13
A.	General Requirement to Pre-clear	13
B.	Procedures	13
C.	Exemptions	13
Part IV – Administration and Reporting Requirements		15
A.	Annual Code Coverage Acknowledgement and Compliance Certification	15
B.	Reporting Requirements for Covered Persons	15
C.	Exceptions from the above Reporting Requirements	16
D.	Code Administration	17
Part V – Penalties for Non-Compliance		18
Appendix A – Beneficial Ownership		20
Appendix B – Definitions		23
Appendix C – Other BAC and Line of Business Policies		26
Appendix D – Reportable Funds		27
Appendix E – Contact Information		29
Appendix F – Columbia Management Pte. Ltd. Addendum		30

Internal Use Only

AM Code of Ethics
Rev. 02/01/2010

Overview

This Code of Ethics (the “Code”) covers a wide range of ethical conduct with a focus on obligations with respect to personal securities trading.  You are obligated to comply with the terms of this Code, and thus you are a “Covered Person” for purposes of this Code, if you have been notified by the Associate Investment Monitoring Group within Bank of America’s Global Compliance & Operational Risk Division (“AIM Group”) that this Code applies to you.  Terms used herein that are capitalized have the meaning set forth in Appendix B.

You will likely be notified by the AIM Group that this Code applies to you if you are a director, officer, associate or contractor of one of the following companies (the business conducted by the following companies, whose activities are or may be subject to the Investment Advisers Act of 1940 (the “Advisers Act”) and/or the Investment Company Act of 1940 (the “Investment Company Act”), will be collectively referred to as the “Asset Management Business”):

●	Columbia Management Advisors, LLC (“CMA”)
●	Banc of America Investment Advisors, Inc.
●	Bank of America Capital Advisors, LLC
●	BACAP Alternative Advisors, Inc.
●	Columbia Management Distributors, Inc. (“CMDI”)
●	Columbia Management Services, Inc. (“CMSI”)
●	US Trust Hedge Fund Management, Inc.
●	Columbia Management Pte. Ltd. (“CMPL”)
●	IQ Investment Advisors LLC (“IQ”)
●	Merrill Lynch Alternative Investments LLC (“MLAI”)
●	Roszel Advisors, LLC
●	Managed Account Advisors LLC

You may be notified by the AIM Group that this Code applies to you, and thus you are a “Covered Person” for purposes of this Code, if you are a support partner of the Asset Management Business.  For example, associates and contractors in legal, risk, compliance, technology and other support units, while not associates of the Asset Management Business, may be notified that this Code applies to them due to the services they provide to the Asset Management Business.

You may be notified by the AIM Group that this Code applies to you, and thus you are a “Covered Person” for purposes of this Code, if you work for Bank of America, N.A.  For example, Bank of America, N.A. associates and contractors in Private Wealth Management may be notified that this Code applies to them due to their access to certain research of, or other interaction with, the Asset Management Business.  Other associates and contractors may be notified that this Code applies to them due to their access to certain systems used by the Asset Management Business.

This Code will also serve as the associate personal trading policy for all associates in the Global Investment Solutions (“GIS”) line of business.  As such, GIS associates and support partners in lines of business who have access to information regarding GIS investment advisory businesses will be treated as Covered Persons under the Code.

Internal Use Only

Certain Covered Persons, including, but not limited to, portfolio managers, traders and research analysts, may also be designated by the AIM Group as “Investment Persons” and have heightened responsibility under this Code.  Investment Persons are obligated to comply with all provisions of the Code applicable to Covered Persons and additional provisions applicable to Investment Persons.

Keep in mind that additional personal trading restrictions, some of which may be more restrictive, may also apply to Covered Persons and Covered Persons' Affiliates through personal trading policies or other codes of ethics adopted outside the Asset Management Code of Ethics.  Thus, Covered Persons may be notified that they are subject to more than one personal trading policy or code of ethics and must comply with each such applicable policy or code.  For a list of Bank of America Corporation (“BAC”) and other line of business policies that may be applicable to Covered Persons and Covered Persons' Affiliates, please see Appendix C.

If you believe you should have been notified by the AIM Group that this Code applies to you and have not been so notified, you are obligated to contact the AIM Group.

This Code governs, among other things, Personal Securities Transactions of you and your Covered Person’s Affiliates.  You should be familiar with the terms “Personal Securities Transaction” as defined in Appendix B and “Beneficial Ownership” as defined in Appendix A.  These terms are very broad for purposes of the Code and may include transactions and securities that you intuitively would not expect to be included.

Part I of this Code sets forth certain general principles relating to the Code.  Part II identifies certain prohibited transactions and activities.  Part III identifies your obligation to pre-clear your Personal Securities Transactions.  Part IV identifies your reporting obligations with respect to your Personal Securities Transactions and holdings.  Part V sets forth sanctions for failure to comply with this Code.

The Asset Management Code of Ethics Oversight Committee (the “Committee”) is responsible for enforcing compliance with this Code.  Failure to comply with this Code may result in disciplinary action, including termination of employment.

This Code is intended to satisfy the requirements of Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act.  In addition, this Code is intended to satisfy certain FINRA requirements for registered personnel.

Internal Use Only

Part I

Part I – Statement of General Principles

Certain Covered Persons have a fiduciary relationship with Clients.  A fiduciary has an affirmative duty of care, loyalty, honesty and good faith.  A number of specific obligations flow from the fiduciary duty we owe to our Clients, including:

●
To act solely in the best interests of Clients and to make full and fair disclosure of all material facts, particularly where the Asset Management Business’s interests may conflict with those of its Clients;

●	To have a reasonable, independent basis for our investment advice;
●	To ensure that our investment advice is suitable to the Client’s investment objectives, needs and circumstances;
●	To refrain from effecting Personal Securities Transactions inconsistent with our Clients’ interests;
●	To obtain best execution for our Clients’ securities transactions;
●	To refrain from favoring the interest of a particular Client over the interests of another Client;
●	To keep all information about Clients (including former Clients) confidential, including the Client’s identity, Client’s securities holdings information, and other non-public information; and
●	To exercise a high degree of care to ensure that adequate and accurate representations and other information is presented.

Covered Persons who serve in a fiduciary capacity are in a position of trust and that position of trust dictates that they act at all times with the utmost integrity, avoid any actual or potential conflict of interest (described below), and not otherwise abuse that position of trust.  Covered Persons who serve in a fiduciary capacity are required to put the interests of Clients before their personal interests.   All Covered Persons, regardless of whether they serve in a fiduciary capacity, must seek to avoid conflicts of interest and comply with many of the above principles pursuant to the Bank of America Corporation Code of Ethics.
A conflict of interest is any situation that presents an incentive to act other than in the best interest of a Client.  A conflict of interest may arise, for example, when a Covered Person engages in a transaction that potentially favors: (i) BAC’s interests over a Client’s interest, (ii) the interest of a Covered Person or Covered Person’s Affiliate over a Client’s interest, or (iii) one Client’s interest over another Client’s interest.

The Asset Management Business has adopted various policies designed to prevent, or otherwise manage, conflicts of interest.  To effectively manage conflicts of interest, all Covered Persons must seek to prevent conflicts of interest, including the appearance of a conflict.  Covered Persons must be vigilant about circumstances that present a conflict of interest and immediately seek assistance from their manager or one of the other resources identified in Part I.D of this Code.

Independence in the investment decision-making process is paramount, and all Covered Persons must avoid situations that might compromise or call into question their exercise of independent judgment in the interest of Clients.  For example, Covered Persons should not take, or seek to take, personal advantage of unusual or limited investment opportunities appropriate for Clients, and should avoid any appearance of such activities.

Internal Use Only

The general principles discussed in this section govern all conduct, regardless of whether or not such conduct is also covered by more specific standards and procedures set forth in other sections of this Code.

A.	Compliance with the Spirit of the Code

Sound, responsible personal securities trading is an appropriate activity when it is not excessive in nature, when it is conducted consistent with the Code and when it does not cause any actual, potential or apparent conflict of interest.

Personal trading activity, including trading activity of a Covered Person’s Affiliates, that is inconsistent with duties to our Clients or that injures the reputation and professional standing of BAC or the Asset Management Business will not be tolerated.  Technical compliance with the specific requirements of this Code will not insulate you from sanction should a review of your Personal Securities Transactions indicate breach of your duty of loyalty to a Client or otherwise pose harm to our organization’s reputation.

The Committee has the authority to grant written waivers of the provisions of this Code.  It is expected that this authority will be exercised only in rare instances.

B.	Federal Securities Law Prohibit Fraudulent and Deceptive Acts

All Covered Persons are required to comply with all Federal Securities Laws, including, but not limited to, the Advisers Act and the Investment Company Act.  Among other prohibitions, each of these Acts contains anti-fraud provisions.

The Advisers Act makes it unlawful for any investment adviser, directly or indirectly, to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons.

The Investment Company Act makes it unlawful for any director, trustee, officer or employee of an investment adviser of an investment company, as well as certain other persons, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the investment company:

1.	To employ any device, scheme or artifice to defraud the fund;

2.
To make to the fund any untrue statement of a material fact or omit to state to the fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the fund; or

4.	To engage in any manipulative practice with respect to the fund.

Internal Use Only

C.	Compliance with other BAC and Line of Business (“LOB”) Policies

Compliance with this Code is in addition to your obligation to comply with other BAC policies that may be applicable to you, including but not limited to those set forth in Appendix C.

D.	Contacts for Questions and Reporting Violations of this Code

If you have any questions about the Code or about the applicability of the Code to a Personal Securities Transaction, you may call the AIM Group directly at 980.388.3300 or send an email to “AMCode.”

Each Covered Person must promptly report any conduct that he or she reasonably believes constitutes or may constitute a violation of the Code.  Covered Persons must promptly report all relevant facts and circumstances relating to such potential violation of the Code to the AIM Group.  If you wish to remain anonymous, you may simply refer to yourself as a “BAC Associate.”  You will not be retaliated against for reporting information in good faith in accordance with this policy.

For additional contacts, please refer to Appendix E.

E.	Training and Education

Upon notification of coverage, Covered Persons will be required to complete new hire training using the online Associate Learning Portal.  Once training is assigned to new Covered Persons, it is required that this training be successfully completed within forty-five calendar days.

All Covered Persons will be required to complete ongoing training via the online Associate Learning Portal.  This training will occur no less frequently than annually.

Internal Use Only

Part II

Part II – Prohibited Transactions and Activities

Part II of the Code pertains to personal securities trading and identifies certain prohibited transactions and activities.  If there is a stated exception to a prohibited transaction or activity and you qualify for the exception, you are not relieved of any other obligations you may have under this Code, including any requirement to pre-clear and report the transaction.

A.	Prohibited Transactions in Reportable Funds and Other Open-end Mutual Funds

1.	Short-Term Trading Prohibition (30 Calendar Days)
No Covered Person or Covered Person’s Affiliate shall engage in a Personal Securities Transaction that involves the purchase and subsequent sale or exchange of the same class of shares of a Reportable Fund within 30 calendar days.  Therefore, if a Covered Person or Covered Person’s Affiliate purchases shares of a Reportable Fund, he or she will not be permitted to sell or exchange any shares of that fund, including shares previously purchased, for at least 30 calendar days from the date of the most recent purchase.  The CCO has the authority to grant exceptions to the requirements of this section; however, such exceptions will be granted in only rare cases of economic hardship or other unusual circumstances.

2.	Late Trading Prohibition
Late trading of mutual funds is illegal.  No Covered Person or Covered Person’s Affiliate shall engage in any transaction in any mutual fund shares where the order is placed after the fund is closed for the day and the transaction is priced using the closing price for that day.  In addition to being illegal, late trading may present a conflict of interest and/or a violation of fiduciary duty.

3.	Market Timing Prohibition
No Covered Person or Covered Person’s Affiliate shall engage in mutual fund market timing activities.  The Committee believes that the interests of a mutual fund’s long-term shareholders and the ability of a mutual fund to manage its investments may be adversely affected when fund shares are repeatedly bought, sold or exchanged by any individual or entity within short periods of time, to seek to take advantage of perceived short-term differentials in the net asset values of such funds.  This practice, known as “market timing,” can occur in direct purchases and sales of mutual fund shares, through rapid reallocation of funds held in a 401(k) plan or similarly structured retirement plan or other accounts invested in mutual funds, or through the rapid reallocation of funds held in variable annuity and variable life policies invested in mutual funds.  In addition to being prohibited by this Code, mutual fund market timing may present a conflict of interest and/or a violation of fiduciary duty.  All Covered Persons are expected to review, and abide by, any market timing provisions set forth in the prospectus of any open-end fund being traded by the Covered Person or Covered Person’s Affiliates.

B.	Prohibited Transactions in Reportable Securities

1.	Client Conflict
No Covered Person or Covered Person’s Affiliate shall engage in a Personal Securities Transaction that involves the purchase or sale of a Reportable Security seven days before or seven days after such security is purchased or sold by a Client Account when such Covered Person has advance knowledge that such security will be purchased or sold by a Client Account.  Whether a Covered Person has “advance knowledge” will depend upon the facts and circumstances and such knowledge may be imputed where the facts and circumstances indicate that a prudent person would conclude that there is a reasonable probability that a Client Account may transact in the security.  Certain types of Covered Persons, such as portfolio managers, traders and analysts, will be subject to heightened scrutiny for compliance with this section (see section D below).

Internal Use Only

No Covered Person or Covered Person’s Affiliate shall engage in a Personal Securities Transaction that involves the purchase or sale of any Reportable Security when, at the time of such purchase or sale, the Covered Person knew or should have known, that the same class of security is the subject of an open buy or sell order for a Client Account or is Being Considered for Purchase or Sale by a Client Account.

These restrictions do not apply:
●
to securities of an issuer that has a market capitalization of $10 billion or more at the time of the transactions; however, a Covered Person must pre-clear these trades as with any other personal trade as described in Part III of this Code; or

●	when the Personal Securities Transaction conflicts with a trade in a Client Account that principally follows a passive index tracking investment strategy.

2.	IPOs and Limited Offerings
Covered Persons and Covered Persons’ Affiliates are prohibited from investing in equity IPOs.

No Covered Person or Covered Person’s Affiliate shall engage in a Personal Securities Transaction that involves the purchase of a security in a debt IPO without the prior written approval of the CCO.  For assistance with debt IPO requests and obtaining CCO approval, please contact the AIM Group at 980-388-3300 or send an e-mail to AMCode@BankofAmerica.com.

All requests for Limited Offerings, including additions to existing holdings but excluding capital calls for previously approved commitments, must be submitted via the Associate Investment Monitoring System.  Requests made by a Covered Person or Covered Person’s Affiliate to purchase will be routed to the CCO for approval.

In approving the purchase of debt IPOs or Limited Offerings, the CCO will consider whether the purchase conflicts with the Code or its underlying policies, whether the investment opportunity should be reserved for Clients, and whether the opportunity has been offered to the Covered Person because of the Covered Person’s relationship with BAC, the issuer, or a Client.  The CCO may approve an acquisition under certain circumstances, such as:
●
An opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the Covered Person’s ownership of an insurance policy issued by the IPO company or an affiliate of the IPO company conveys the investment opportunity;

●	An opportunity resulting from the Covered Person’s pre-existing ownership of an interest in the IPO company or status as an investor in the IPO company; or
●
An opportunity made available to the Covered Person’s spouse, in circumstances permitting the CCO reasonably to determine that the opportunity is being made available for reasons other than the Covered Person’s relationship with BAC, the issuer or a client (for example, because of the spouse’s employment).

Internal Use Only

3.	Short-Term Trading (30 Calendar Days)
Unless exempted below, there is a minimum 30-calendar day holding period for Reportable Securities (including options and derivatives thereon).

(a)	The 30 calendar day restriction period commences the day of the purchase or sale of any Reportable Security.

(b)	The 30-day restriction applies on a “last-in, first-out basis.”

(c)	Opening option positions expiring in less than 30 days will result in violations of the short-term trading ban.

(d)	The short-term trading restriction also applies to the purchase and subsequent gifting of securities.

(e)
The 30-day restriction does not apply to the exercise of options to purchase shares of BAC stock and the immediate sale of the same or identical shares, including so-called “cashless exercise” transactions.

(f)
The 30-day restriction does not apply to liquidations of securities when the purchase was           part of an automatic investment plan, however, any purchases that override or otherwise depart from the automatic investment plan would be subject to the 30-day restriction, including the BAC Employee Stock Purchase Plan.

(g)
Exceptions to the short-term trading ban may be requested in advance of a trade and will generally be granted only in rare cases of economic hardship, gifting of securities or other unusual circumstances where it is determined that no abuse is involved and the mitigating factors of the situation strongly support an exception to the ban.  Circumstances that could provide the basis for an exception from the short-term trading restriction might include, for example, among others:

●	An involuntary transaction that is the result of unforeseen corporate activity;
●
The disclosure of a previously nonpublic, material corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long-term investment; or

●
The Covered Person’s economic circumstances materially change in such a manner that enforcement of the short-term trading ban would result in the Covered Person being subjected to an avoidable, inequitable economic hardship.

Exception requests, addressed to the CCO, should be sent via email to AMCode@bankofamerica.com.

4.	Excessive Trading
Covered Persons and Covered Persons’ Affiliates are strongly discouraged from engaging in excessive Personal Securities Transactions.  Although this Code does not define excessive Personal Securities Transactions, Personal Securities Transactions that exceed thirty per month may be reported by the AIM Group to senior management.

Internal Use Only

5.	Bank of America Global Restricted List
For securities placed on the Bank of America Global Restricted List (“Global Restricted List”), trading may be limited or prohibited, depending on the nature of the restriction and the applicability of the Global Restricted List to the Covered Person.  All Covered Persons and Covered Persons’ Affiliates, with the exception of those listed below, are subject to the Global Restricted List.
●
Associates Covered under the Code solely based on their employment by or support of CMA, CMDI, CMSI, or CMPL, or solely based on their receipt or access to information proprietary to such entities, including, but not limited to, research reports.

6.	CMA Restricted List
When CMA equity analysts initiate coverage or change a rating on a Reportable Security, the security is put on a CMA restricted list and remains on the restricted list for seven calendar days.  No CMA, CMDI, CMSI or CMPL Covered Person, or support partner thereof, or Covered Persons who have access to CMA research (e.g., Bank of America, N.A. associates in Private Wealth Management), shall engage in a Personal Securities Transaction involving a Reportable Security that he or she knows, or should have known is on the CMA restricted list.  This restriction also applies to the Personal Securities Transactions of a Covered Person’s Affiliate.  Additional restrictions apply to CMA Research Analysts and Research Associates (see section D-4).

7.           IQ or MLAI Product Restrictions
Covered Persons are prohibited from purchasing or selling any IQ or MLAI fund, note or other product offering, or purchasing any fund, note or product on the IQ or MLAI platforms, except for sales to liquidate any positions that pre-dated the effectiveness of this Code.  However, this restriction does not apply to associates Covered under the Code solely based on their employment or support of CMA, CMDI, CMSI, or CMPL.

C.	Other Prohibitions

1.	Information Walls and Protection of Corporate Confidential and Material Nonpublic Information
The Bank or America Corporate Code of Ethics prohibits any associate who is in possession of material, nonpublic information (“MNPI”) about securities or financial instruments, from buying, selling, recommending or trading such securities or financial instruments in breach of a duty of trust or confidence owed to the issuer of the securities or financial instruments, the shareholders of that issuer or any other person who is the source of the information. In addition, an associate must not communicate or disclose such information to others who may misuse it.

Additionally, Covered Persons must not disclose or disseminate to any other person or business unit MNPI or other confidential information regarding a corporate client, unless they have a legitimate business reason to know or access that information or the corporate client who provided the information has otherwise directed or consented to its disclosure or dissemination, and then only in compliance with the Bank of America Corporation Information Wall Policy and all other applicable information wall and other policies (refer to Appendix C).

Internal Use Only

2.	Restriction on Service as Officer or Director by Covered Persons
Covered Persons are prohibited from serving as an officer or director of any publicly traded company, other than Bank of America Corporation, without prior authorization from the CCO based on a determination that the board service would not be inconsistent with the interests of BAC or of any Client.  Covered Persons serving as a director or officer of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as a director or an officer.

Requests to the CCO must be submitted via email, addressed to the CCO, to the AIM Group at AMCode@bankofamerica.com.

3.	Participation in Investment Clubs
No Covered Persons or Covered Person’s Affiliate may participate in private investment clubs or other similar groups.

4.	Bank of America Closed-end Funds
Notwithstanding the restrictions in Part II B.7., no Covered Persons or Covered Person’s Affiliate shall acquire Beneficial Ownership of securities of any Closed-end Fund advised by subsidiaries controlled by BAC without the prior written approval of the CCO.

D.	Additional Trading Restrictions Applicable to Investment Persons

1.	Fourteen Calendar Day Blackout Period
No Investment Person or Covered Person’s Affiliate shall engage in a Personal Securities Transaction that involves the purchase or sale of any Reportable Security within a period of seven calendar days before or after a purchase or sale of the same class of security by a Client Account with which the Investment Person or his/her team are regularly associated.  The spirit of this Code requires that no Investment Person intentionally delay trades on behalf of a Client Account so that his/her own personal trades or the trades of a Covered Person’s Affiliate avoid falling within the fourteen day blackout period.  This restriction does not apply:
●
to securities of an issuer that has a market capitalization of $10 billion or more at the time of the transactions; however, an Investment Person must pre-clear these trades as with any other personal trade, as described in Part III of this Code; or

●	when the personal trade conflicts with a trade in a Client Account that principally follows a passive index tracking investment strategy.

2.	IPOs and Limited Offerings
No Investment Person (or Covered Person’s Affiliate) shall engage in a Personal Securities Transaction that involves the purchase of a security in a debt IPO without the prior written approval of his/her manager and the CCO.  For assistance with debt IPO requests and obtaining CCO approval, please contact the AIM Group at 980-388-3300 or send an e-mail to AMCode@BankofAmerica.com.

All requests for Limited Offerings, including additions to existing holdings but excluding capital calls for previously approved commitments, must be submitted via the Associate Investment Monitoring System.  Requests made by an Investment Person (or Covered Person’s Affiliate) to purchase Limited Offerings will be routed to the Investment Person’s manager for approval and then to the CCO for final review.

Internal Use Only

Investment Persons who have been authorized to acquire securities in a Limited Offering are required to disclose in writing that investment to their manager when, within thirty days of the Investment Person’s acquisition, the Investment Person plays a role in any Client’s consideration of an investment in the issuer.  In such circumstances, the decision to purchase securities of the issuer for the Client should be made either by another associate or, at a minimum, should be subject to an independent review by investment personnel with no personal interest in the issuer.

3.           Short-sale Restriction on CMA Portfolio Managers
A CMA Portfolio Manager is prohibited from engaging in a Personal Securities Transaction that involves selling short or otherwise transacting in a security for his or her own account if such Portfolio Manager would be prohibited from taking such action in a Client Account under CMA’s Short Sales policy.  This prohibition also applies to a Covered Person’s Affiliate.

4.           Special Restriction on CMA Research Analysts
Each CMA Research Analyst and Research Associate is prohibited from engaging in a Personal Securities Transaction that involves securities issued by issuers on his or her Coverage List; provided, however, that such person is not restricted from buying a class of an issuer’s securities for which he or she is not making recommendations.  For example, a CMA bond Research Analyst would be restricted from buying bonds of an issuer on his or her Coverage List but would not be restricted from buying stock of the issuer, subject to the other applicable provisions of the Code.  This restriction includes securities convertible into, options on, and derivatives of, such securities but does not apply to any position opened prior to July 1, 2007 or open at the time such CMA Research Analyst or Research Associate is hired by CMA.  This prohibition also applies to Covered Person’s Affiliates of the CMA Research Analyst and Research Associate.

E.	Exemptions

The following Personal Securities Transactions are exempt from the prohibitions contained in this Part II:
●
Transactions effected pursuant to an Automatic Investment Plan; provided, however, that this exemption does not apply to: (i) transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan and (ii) the Special Restrictions on CMA Research Analysts contained in Part II - Section D4

●
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

●	Transactions that are non-volitional (e.g., stock splits, automatic conversions).

Internal Use Only

Part III

Part III – Pre-Clearance of Transactions

A.	General Requirement to Pre-clear

Covered Persons must pre-clear all Personal Securities Transactions, including those of their Covered Person’s Affiliates, in Reportable Securities using the appropriate pre-clearance procedures.  In addition, Covered Persons must pre-clear Personal Securities Transactions, including those of their Covered Person’s Affiliates, involving redemptions or exchanges of Reportable Funds.

For specific information on Reportable Securities and a complete list of Reportable Funds, please visit the AIM system home page (http://associate.aim.bankofamerica.com).
When Covered Persons subsequently gain material, non-public information about a security after receiving approval to trade the security, the approval is considered void.
Due to provisions within the Code, Covered Persons’ trade requests may be denied, which may cause increased market exposure for the Covered Persons or Covered Persons’ Affiliates.

B.	Procedures

Pre-clearance procedures are available on the AIM system home page under “Associate Investment Monitoring Links.”  Pre-clearance requests may be submitted using the AIM system.  Pre-clearance approvals are valid until the New York Stock Exchange closes (usually 4:00 pm eastern time) on the same business day as approval is granted.  For example, if a pre-clearance approval is granted on Tuesday, the approval is valid only until the New York Stock Exchange closes on Tuesday.

C.	Exemptions

The following transactions are exempt from the pre-clearance requirement:
●	Purchases of open-end Reportable Funds
●	Transactions in BAC Employee Retirement Plans
●	Transactions in Company-Directed 401(k) Plans
●	Opening a 529 Plan and any transactions in such 529 Plan
●	Transactions by a Covered Person on an official leave of absence who does not have remote system access
●
Transactions effected pursuant to an Automatic Investment Plan, including purchases in the BAC Employee Stock Purchase Plan.  Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan, including, but not limited to initial transactions.  Liquidations of securities acquired pursuant to an Automatic Investment Plan do require pre-clearance.

●
Transactions effected in any account in which the Covered Person may have a Beneficial Interest, but no direct or indirect Influence or Control of investment or trading activity, such as a blind trust or fully discretionary advisory account.  Any transactions in these accounts that are executed at the direction of the Covered Person or Covered Person’s Affiliate would, however, require pre-clearance.

Internal Use Only

●
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired

●	Transactions that are non-volitional (e.g., stock splits, automatic conversions)
●	The exercise of options to purchase shares of BAC stock and the immediate sale of the same or identical shares, including so-called “cashless exercise” transactions
●	The receipt or grant of a bona fide gift of securities

Internal Use Only

Part IV

Part IV – Administration and Reporting Requirements

A.	Annual Code Coverage Acknowledgement and Compliance Certification

All Covered Persons will annually furnish electronic acknowledgement of coverage under, and certification of compliance with, this Code.  Copies of this Code and any amendments to the Code are provided to all Covered Persons.  All Covered Persons are required to provide electronic acknowledgment of their receipt of the Code and any amendments.

B.	Reporting Requirements for Covered Persons

Each Covered Person must report all Reportable Securities and Reportable Funds Beneficially Owned by such Covered Person.

Each Covered Person must also report accounts that currently hold, or that are capable of holding, Reportable Securities or Reportable Funds Beneficially Owned by such Covered Person, including accounts such as those with broker-dealers, banks, fund companies and insurance companies (“Investment Accounts”).  Therefore, even if an account does not currently hold Reportable Securities or Reportable Funds, if it has the capacity to hold such securities or funds, it is an Investment Account and a Covered Person is obligated to report its existence.

Information provided by each Covered Persons relating to Investment Accounts and Beneficial Ownership of Reportable Securities and Reportable Funds must not be more than 45 days old.  Such reporting is required as follows:

●
By the 10th calendar day after becoming a Covered Person, you must: (i) report your Investment Accounts and any Reportable Securities or Reportable Funds that you Beneficially Own and (ii) acknowledge that you have read and understand this Code and that you understand that you are a Covered Person (and, if applicable, an Investment Person) under the Code.  The ten calendar day period starts the earliest of: (i) the day you are notified by the AIM Group that you are a Covered Person, (ii) the day you have access to certain nonpublic information of the Asset Management Business, including any clients’ purchase or sale of securities, portfolio holdings of any Reportable Fund, or analyst recommendations or (iii) the day you begin working within the Asset Management Business.

●
By the 30th calendar day following the end of the calendar quarter, all Covered Persons are required to submit via the AIM System  a report of their Investment Accounts (including Investment Accounts opened during the quarter) and Personal Securities Transactions in Reportable Securities and Reportable Funds during the quarter.

●
By the 30th calendar day after the end of the calendar year, Covered Persons are required to submit via the AIM System a detailed annual report of the Reportable Securities and Reportable Funds they Beneficially Own.

Covered Persons of IQ Investment Advisors LLC, Merrill Lynch Alternative Investments LLC,  Roszel Advisors, LLC, Managed Account Advisors LLC and GIS prior to February 1, 2010, who have completed their initial and annual disclosures and whose accounts are maintained at MLPF&S, as required under their legacy Codes of Ethics and legacy ML policy, are deemed to have complied with the reporting requirements under the Code and will be exempt from the ten-day requirement to submit this report upon adoption of the Code by the aforementioned advisers and GIS.  Likewise, the aforementioned Covered Persons who have accounts outside of MLPF&S that have been previously disclosed and approved, and for which their managers/supervisors are receiving duplicate confirmations and statements, are deemed to have complied with the ten-day reporting requirements under the Code.

Internal Use Only

Except as provided below, each Covered Person shall cause every broker-dealer or investment services provider with whom he or she maintains an Investment Account to provide duplicate periodic statements and trade confirmations to the AIM Group for all Investment Accounts.  All duplicate statements and confirmations should be sent to the following address:

Bank of America
Associate Investment Monitoring
NC1-002-32-27
100 North Tryon Street
Charlotte, NC 28255

While Investment Accounts at the following firms require reporting / disclosure, duplicate statements and confirmations are not required as electronic data feeds will be established:
●	Merrill Lynch & Co.
●	Fidelity Investments
●	Charles Schwab
●	Morgan Stanley Smith Barney
●	Columbia Funds Direct

C.	Exceptions from the above Reporting Requirements

The designation of any Covered Person on an official leave of absence will be reviewed by the CCO to determine whether the individual should still be considered a Covered Person.  The CCO will consider factors such as whether the associate continues to have password access to electronic firm and client data and whether the associate continues to be in contact with other Covered Persons at the firm.  If the CCO determines the individual is not a Covered Person, the individual will be exempt from the above reporting requirements while on leave.  However, any Covered Person on an official leave of absence with such access will be responsible for the above reporting.

The following Investment Accounts do not need to be reported:
●	BAC Employee Retirement Plans
●	Company-Directed 401(k) Plans that do not hold any Reportable Funds or Reportable Securities

The following Personal Securities Transactions do not need to be reported:
●	Transactions in BAC Employee Retirement Plans.
●
Transactions in 529 Plans.  For purposes of clarity, a Covered Person is required to report the opening or closing of a 529 Plan, but is not required to report transactions in underlying mutual funds or other investments in 529 Plans.

Internal Use Only

D.	Code Administration

The Committee has charged the AIM Group with the responsibility of day-to-day administration of this Code.  The AIM Group will provide quarterly reports to the Committee that will include all significant and material violations noted during the period.  The quarterly report will include relevant details and a record of any recommended sanction.

When required under Rule 17j-1 of the Investment Company Act and/or by a Reportable Fund's code of ethics, the CCO of an Asset Management Business shall report any relevant issues to the respective Reportable Fund.

Internal Use Only

Part V

Part V – Penalties for Non-Compliance

Upon discovering a violation of the Code, the AIM Group shall take or direct whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal, etc.).  Following those corrective efforts, the Committee may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate.  The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment.  It is important to note that violations of the Code may occur without associate fault (e.g., despite pre-clearance) and many violations of the Code do not involve any element of “scienter” or intent/knowledge of the associate.  In those cases, punitive action may not be warranted, although remedial steps may still be necessary.  Violations of the Code include, but are not limited to, the following:

●	Execution of a Personal Securities Transaction without proper pre-clearance, including spousal and other Covered Person’s Affiliate transactions;
●
Execution of a Personal Securities Transaction with pre-clearance, but Client account activity in the same issuer occurs within seven days of the Covered Person or Covered Person’s affiliate’s Personal Securities Transaction;

●	Execution of a Personal Securities Transaction after being denied approval;
●	Execution of a Personal Securities Transaction that involves opening and subsequently closing a Reportable Security or Reportable Fund position within 30 calendar days or less;
●	Failure to disclose the opening or existence of an Investment Account;
●	Failure to obtain prior approval of a purchase of a debt IPO or to acquire interest in a Limited Offering; and
●	Failure to timely complete and return periodic certifications and acknowledgements.

The Committee will consider the specific facts and circumstances of any violations and will determine appropriate sanctions.  Factors to be considered during any review would include but are not limited to:

●	Whether the act or omission was intentional;
●	Whether mitigating or aggravating factors existed;
●	The person’s history of prior violations of the Code;
●	The person’s cooperation, acknowledgement of transgression and demonstrable remorse;
●	The person’s position within the firm (i.e., whether the associate is deemed to be a Covered Person or an Investment Person);
●	Whether the person transacted in the security of an issuer in which his/her line of business area has invested or could invest;
●	Whether the person was aware of any information concerning an actual or contemplated investment in that same issuer for any Client account; and
●	Whether the price at which the Personal Securities Transaction was effected was more advantageous than the price at which the Client transaction in question was effected.

Internal Use Only

The type of sanctions to be imposed may include, but are not limited to, verbal or written warnings, trade reversals, disgorgement of profits, monetary fines, suspension or termination of personal trading privileges and employment suspension or termination.  The minimum monetary fine is typically $100 for Covered Persons and $500 for Investment Persons.  Monetary fines, other than the minimum fines, are typically based on a percentage of the associate’s annual compensation including, but not limited to, an associate’s salary and bonus.  In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

Internal Use Only

Appendix A – Beneficial Ownership

You should carefully read this Appendix A to determine securities that are deemed to be beneficially owned by you for purposes of the Code.  The definition of “Beneficial Ownership” for purposes of the Code is very broad and may include securities you would not intuitively consider to be owned by you.  You should review this entire Appendix A and if you have any questions as to whether you beneficially own a security for purposes of the Code, contact the AIM Group at 980.388.3300 or send an email to “AMCode”.

For purposes of this Appendix A, the term “you” includes Covered Person’s Affiliates. sharing the same household with you.  Your “Covered Person’s Affiliates” include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews).  The term “you” also includes Covered Person’s Affiliates not living in your household if the Covered Person’s Affiliate is economically dependent upon you.

Definitions

Beneficial Ownership.  For purposes of the Code, you are deemed to have “Beneficial Ownership” of a security if you have: (i) a Financial Interest in such security and Influence or Control over such security or (ii) Influence or Control over such security and such Influence or Control arises outside of your regular employment duties.

Influence or Control.  To have “Influence or Control” over a security, you must have an ability to prompt, induce or otherwise effect transactions in the security.  Whether you have influence or control over a security is based upon the facts and circumstances of each case; however, the determining factor in each case will be whether you have an ability to prompt, induce or otherwise effect transactions in the security.

Financial Interest.  The term “Financial Interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities whether through any contract, arrangement, understanding, relationship or otherwise.  This standard looks beyond the record owner of securities to reach the substance of a particular arrangement.  You not only have a Financial Interest in securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees.  The term also includes any security owned by an entity directly or indirectly controlled by you.

Internal Use Only

Examples of How the Definition of Beneficial Ownership is Applied

Set forth below are some examples of how the definition of Beneficial Ownership is applied in different contexts.

●
Covered Person’s Affiliate Holdings.  You are deemed to have Beneficial Ownership of securities held by members of your immediate family sharing the same household with you.  Your “Covered Person’s Affiliates” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews).  You are deemed to have Beneficial Ownership of securities held by a Covered Person’s Affiliate not living in your household if the family member is economically dependent upon you.

●
Partnership and Corporate Holdings.  You are deemed to have Beneficial Ownership of securities held by an entity you directly or indirectly control.  If you are a limited partner in a partnership, you will generally not be deemed to have Beneficial Ownership of securities held by such limited partnership, provided that you do not own a controlling voting interest in the partnership.  If you own or otherwise control a corporation, limited liability company or other legal entity, you will be deemed to have Beneficial Ownership of such entity’s securities.

●
Trusts.  You are deemed to have Beneficial Ownership of securities held by a trust if you control the trust or if you have the ability to prompt, induce or otherwise effect transactions in securities held by the trust.  For example, you would be deemed to have Beneficial Ownership of securities held by a trust if you have the power to revoke the trust without the consent of another person, or if you have actual or de facto investment control over the trust.  In a typical blind trust, you would not be deemed to have Beneficial Ownership of the securities held by the trust.

●
Estates.  You are typically not deemed to have Beneficial Ownership of securities held by executors or administrators in estates in which you are a legatee or beneficiary unless, under the facts and circumstances, you have the ability to prompt, induce or otherwise effect transactions in the securities held by the estate. You are typically deemed to have Beneficial Ownership of securities held by an estate if you act as the executor or administrator of such estate and, under the facts and circumstances, you have the ability to prompt, induce or otherwise effect transactions in the securities held by the estate.

●
Where You Have Given Investment Discretion to Another Party.  You are typically not deemed to have Beneficial Ownership of securities managed by someone other than yourself where you have given such party sole investment discretion.

●
Where You Have Received Investment Discretion from Another Party Outside of Your Employment.  You are typically deemed to have Beneficial Ownership of securities held in an account or other vehicle if you manage such account or other vehicle outside of your employment, even if you do not have an economic interest in such securities.  For example, you are deemed to have Beneficial Ownership of securities held in a brokerage account if you have a power of attorney with respect to the account.  Similarly, you are deemed to have Beneficial Ownership of securities held in an Education Trust if you have an ability to prompt, induce or otherwise effect transactions in such securities, even if you do not have an economic interest in the asset of the trust.

Internal Use Only

Appendix B – Definitions

To understand the Code, you need to understand the capitalized terms in the Code, which are defined below.

“Advisers Act” means the Investment Advisers Act of 1940 and the rules and regulations thereunder.

“Asset Management Business” has the meaning set forth in the Overview section of this Code.

“Automatic Investment Plan” means a plan or other program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a pre-determined schedule and allocation.  These may include payroll deduction plans, issuer dividend reinvestment programs or 401(k) automatic investment plans.

“BAC” means Bank of America Corporation and its affiliates.

“BAC Employee Retirement Plan” means any retirement plan sponsored by BAC for the benefit of its employees.

“Being Considered for Purchase or Sale” – a security is being considered for purchase or sale when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person decides to make the recommendation.

“Beneficial Ownership” has the meaning set for in Appendix A.

“CCO” means each Investment Adviser’s Chief Compliance Officer, or his/her designee, or line of business Compliance or Risk executive associated with the associate’s line of business.

“Client” means any natural person, company or organization to which the Asset Management Business provides financial services.

“Client Account” means any investment management account or fund for which any of CMA, Banc of America Investment Advisors, Inc., Bank of America Capital Advisors, LLC,  BACAP Alternative Advisors, Inc., US Trust Hedge Fund Management, Inc., IQ Investment Advisors LLC, Merrill Lynch Alternative Investments LLC, Roszel Advisors, LLC, or Managed Account Advisors LLC acts as investment adviser or sub-adviser.

“Closed-end Fund” refers to a registered investment company with a fixed number of shares outstanding and whose shares are publicly traded in a secondary market rather than directly with the fund.

“CMA” has the meaning set forth in the Overview section of this Code.

“CMDI” has the meaning set forth in the Overview section of this Code.

“CMSI” has the meaning set forth in the Overview section of this Code.

Internal Use Only

“Code” has the meaning set forth in the Overview section herein.

“Committee” has the meaning set forth in the Overview section of this Code.

“Company-Directed 401(k) Plan” means a 401(k) plan that offers a limited number of investment options in which one directs their investments.  A 401(k) plan whereby the participant may direct stock investments is not a Company-Directed 401(k) Plan for purposes of this Code.

“Coverage List” means the universe of issuers that each CMA Research Analyst or Research Associate covers on behalf of CMA as part of his or her regular employment duties.

“Covered Person” has the meaning set forth in the Overview section of this Code.

“Covered Person’s Affiliate” means any member of your immediate family sharing the same household with you, and any person not living in your household if the person is economically dependent upon you.  Your “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews).

“Federal Securities Laws” means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a –mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 –5314; 5316 – 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of Treasury.

“FINRA” means the Financial Industry Regulatory Authority.

GIS has the meaning set forth in the Overview section herein.

“Influence or Control” has the meaning set forth in Appendix A.

“Investment Account” has the meaning set forth in Part IV.B. of this Code.

“Investment Adviser” means Columbia Management Advisors, LLC; Banc of America Investment Advisors, Inc.; Bank of America Capital Advisors, LLC; US Trust Hedge Fund Management, Inc.; IQ Investment Advisors LLC; Merrill Lynch Alternative Investments LLC; Roszel Advisors, LLC; and Managed Account Advisors LLC.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations thereunder.

“Investment Person” has the meaning set forth in the Overview section of this Code.

Internal Use Only

“IPO” generally refers to a company’s first offer of shares to the public.  Specifically, an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

“Limited Offering” generally refers to an offering of securities that is not offered to the public and includes an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of, or Regulation D under, the Securities Act of 1933.  This includes, but is not limited to, private placements and hedge funds.

“Personal Securities Transaction” means the acquisition or disposition of Beneficial Ownership of a Reportable Security or Reportable Fund.

“Reportable Fund” means shares of any open-end investment company registered under the Investment Company Act, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by Bank of America Corporation.  The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia Management Advisors, LLC, Banc of America Investment Advisors, Inc., Bank of America Capital Advisors, LLC, BACAP Alternative Advisors, Inc., Columbia Management Distributors, Inc., Columbia Management Pte. Ltd., Columbia Wanger Asset Management LP, Banc of America Capital Management (Ireland), Limited, US Trust Hedge Fund Management, Inc., IQ Investment Advisors LLC, Merrill Lynch Alternative Investments LLC, Roszel Advisors, LLC, Managed Account Advisors LLC.

“Reportable Security” means anything that is considered a “security” under the Investment Advisers Act, but does not include:

1.	Direct obligations of the U.S. Government.
2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.
3.	Shares of money market funds and other short-term income funds.
4.	Shares of any open-end mutual fund, other than an ETF.

Reportable Securities therefore include stocks, bonds, debentures, convertible and/or exchangeable securities, notes, options on securities, warrants, rights, shares of a closed-end registered investment company, shares of exchange traded funds and 529 plans, unit investment trusts, among other instruments.  If you have any question or doubt about whether an investment is a Reportable Security under this Code, ask the AIM Group.

Internal Use Only

Appendix C – Other BAC and Line of Business Policies

In addition to the provisions set forth in this Code, Covered Persons are required to adhere to all applicable Bank of America and line of business policies, which may include, but are necessarily limited to, those listed below:

●	Bank of America Corporation Code of Ethics
●	Bank of America Corporation Information Wall Policy
●	Bank of America Corporation Outside Directorship Policy
●	Global Wealth and Investment Management Information Wall Policy
●	Global Wealth and Investment Management Designated Broker Policy
●	Global Wealth and Investment Management Gifts, Entertainment, Training and Educational Meetings Policy
●	Columbia Management Advisors Private Securities Transactions Policy
●	Columbia Management Advisors Activities Involving Outside Entities or Family Relationships Policy
●	Columbia Management Advisors Information Wall and Confidential and Material Nonpublic Information Policy
●	Columbia Management Advisors Short Sales Policy
●	Columbia Management Advisors Portfolio Holdings Disclosure (Protection) Policy
●	Global Banking, Global Markets and Other Designated Units Associate Investment Policy
●	Merrill Lynch, Pierce, Fenner & Smith Incorporated Investment Adviser Code of Ethics

Internal Use Only

Appendix D – Reportable Funds

“Reportable Fund” means shares of any open-end investment company registered under the Investment Company Act, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by Bank of America Corporation.  The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia Management Advisors, LLC, Banc of America Investment Advisors, Inc., Bank of America Capital Advisors, LLC, BACAP Alternative Advisors, Inc., Columbia Management Distributors, Inc., Columbia Management Pte. Ltd., Columbia Wanger Asset Management LP, Banc of America Capital Management (Ireland), Limited, US Trust Hedge Fund Management, Inc., IQ Investment Advisors LLC, Merrill Lynch Alternative Investments LLC, Roszel Advisors, LLC, Managed Account Advisors LLC.

Columbia Management Advisors, LLC and Columbia Management Distributors, Inc.

Columbia Funds	Columbia Large Cap Core Fund
Columbia Acorn Fund	Columbia Large Cap Enhanced Core Fund
Columbia Acorn International Fund	Columbia Large Cap Growth Fund
Columbia Acorn International Select Fund	Columbia Large Cap Index Fund
Columbia Acorn Select Fund	Columbia Large Cap Value Fund
Columbia Acorn USA Fund	Columbia Liberty Fund
Columbia Asset Allocation Fund	Columbia LifeGoal Balanced Growth Portfolio
Columbia Asset Allocation Fund II	Columbia LifeGoal Growth Portfolio
Columbia Balanced Fund	Columbia LifeGoal Income & Growth Portfolio
Columbia Blended Equity Fund	Columbia LifeGoal Income Portfolio
Columbia Bond Fund	Columbia MA Intermediate Muni Bond Fund
Columbia CA Intermediate Muni Bond Fund	Columbia MA Tax-Exempt Fund
Columbia CA Tax-Exempt Fund	Columbia Marsico 21st Century Fund
Columbia Conservative High Yield Fund	Columbia Marsico Focused Equities Fund
Columbia Contrarian Core Fund	Columbia Marsico Global Fund
Columbia Convertible Securities Fund	Columbia Marsico Growth Fund
Columbia Core Bond Fund	Columbia Marsico Intl Opportunities Fund
Columbia CT Intermediate Muni Bond Fund	Columbia Masters International Equity Portfolio
Columbia CT Tax-Exempt Fund	Columbia MD Intermediate Muni Bond Fund
Columbia Disciplined Value Fund	Columbia Mid Cap Core Fund
Columbia Dividend Income Fund	Columbia Mid Cap Growth Fund
Columbia Emerging Markets Fund	Columbia Mid Cap Index Fund
Columbia Energy & Nat Resources Fund	Columbia Mid Cap Value Fund
Columbia Federal Securities Fund	Columbia Multi-Advisor Intl Equity Fund
Columbia GA Intermediate Muni Bond Fund	Columbia NC Intermediate Muni Bond Fund
Columbia Global Value Fund	Columbia NJ Intermediate Muni Bond Fund
Columbia Greater China Fund	Columbia NY Intermediate Muni Bond Fund
Columbia High Income Fund	Columbia NY Tax-Exempt Fund
Columbia High Yield Municipal Fund	Columbia OR Intermediate Muni Bond Fund
Columbia High Yield Opportunity Fund	Columbia Overseas Value Fund
Columbia Income Fund	Columbia Pacific/Asia Fund
Columbia Intermediate Bond Fund	Columbia Real Estate Equity Fund
Columbia Intermediate Municipal Bond Fund	Columbia RI Intermediate Muni Bond Fund
Columbia International Bond Fund	Columbia SC Intermediate Muni Bond Fund
Columbia International Growth Fund	Columbia Select Large Cap Growth Fund
Columbia International Stock Fund	Columbia Select Opportunities Fund
Columbia International Value Fund	Columbia Select Small Cap Fund

Internal Use Only

Columbia Short-Intermediate Bond Fund	Columbia Marsico Focused Equities Fund, VS
Columbia Small Cap Core Fund	Columbia Marsico Growth Fund, VS
Columbia Small Cap Growth Fund I	Columbia Marsico Intl Opportunities Fund, VS
Columbia Small Cap Growth Fund II	Columbia Mid Cap Growth Fund, VS
Columbia Small Cap Index Fund	Columbia Mid Cap Value Fund, VS
Columbia Small Cap Value Fund I	Columbia S & P 500 Index Fund, VS
Columbia Small Cap Value Fund II	Columbia Select Large Cap Growth Fund, VS
Columbia Strategic Income Fund	Columbia Select Opportunities Fund, VS
Columbia Strategic Investor Fund	Columbia Small Cap Value Fund, VS
Columbia Tax-Exempt Fund	Columbia Small Company Growth Fund, VS
Columbia Technology Fund	Columbia Strategic Income Fund, VS
Columbia Thermostat Fund	Columbia Value & Restructuring Fund, VS
Columbia Total Return Bond Fund
Columbia U.S. Treasury Index Fund	Sub-advised Funds
Columbia VA Intermediate Muni Bond Fund	AEGON/Transamerica Series Trust
Columbia Value & Restructuring Fund	ATST Marsico Growth Fund
Columbia World Equity Fund	AIG – SunAmerica Series Trust
Sun America Series Trust Technology Port
Columbia Retirement portfolios	Allianz Life Advisers, LLC – Allianz Variable
Columbia Retirement 2005 Portfolio	Insurance Products Trust
Columbia Retirement 2010 Portfolio	AZL Columbia Mid Cap Value Fund
Columbia Retirement 2015 Portfolio	AZL Columbia Small Cap Value Fund
Columbia Retirement 2020 Portfolio	AZL Columbia Technology Portfolio
Columbia Retirement 2025 Portfolio	ING USA Annuity and Life Insurance
Columbia Retirement 2030 Portfolio	Company – ING Partners, Inc.
Columbia Retirement 2035 Portfolio	ING Columbia SCV II Portfolio
Columbia Retirement 2040 Portfolio	John Hancock Funds Trust II
John Hancock Value & Restructuring Portfolio
Variable Products	John Hancock Trust
Columbia Asset Allocation Fund, VS	John Hancock Value & Restructuring Portfolio
Columbia Federal Securities Fund, VS	Lincoln Variable Insurance Products Trust
Columbia High Yield Fund, VS	LVIP Columbia Value Opportunities Fund
Columbia International Fund, VS	Pacific Life – Pacific Select Fund
Columbia Large Cap Growth VS	Pacific Select Fund - Technology Portfolio
Columbia Large Cap Value Fund, VS
Columbia Marsico 21 Century Fund, VS

Columbia Wanger Asset Management, L.P.

Columbia Funds	Offshore Funds (Wanger Investment Company PLC)
Columbia Acorn Fund	Wanger European Smaller Companies Fund
Columbia Acorn International Fund	Wanger U.S. Smaller Companies Fund
Columbia Acorn International Select Fund
Columbia Acorn Select Fund	Sub-advised Funds
Columbia Acorn USA Fund	Optimum Funds
Columbia Thermostat Fund	Optimum Small-Mid Cap Growth Fund
RiverSource Funds
Wanger Funds (Wanger Advisors Trust)	RiverSource Partners International Select
Wanger International Fund	Growth Fund
Wanger International Select Fund	RiverSource Partners International Small Cap
Wanger Select Fund	Fund
Wanger USA Fund	Sub-advised Offshore Funds (SICAV)
New America Small Caps Fund

Internal Use Only

Appendix E – Contact Information

The Associate Investment Monitoring Group (AIM Group)
AMCode@bankofamerica.com
980-388-3300

The Ethics and Compliance Hotline
888-411-1744 (domestic)
770-623-6334 (international)

Columbia Management Advisors, LLC
●	Linda Wondrack, Chief Compliance Officer	617-772-3543
●	Kevin Wasp, Ombudsperson	212-893-7246
●	Lee Faria, Conflicts of Interest Officer	617-772-3786

Managed Account Advisors LLC
●	Gloria Greco, Chief Compliance Officer	212-236-2418

Banc of America Investment Advisors, Inc., Bank of America Capital Advisors, LLC, US
Trust Hedge Fund Management, Inc., IQ Investment Advisors LLC, Merrill Lynch
Alternative Investments LLC, Roszel Advisors, LLC

●	Robert Zakem, Chief Compliance Officer	212-236-8129

Global Investment Solutions
●	Gloria Greco, LOB Operational Risk Executive	212-236-2418
●	Robert Zakem, GWIM Compliance Executive	212-236-8129

Internal Use Only

Appendix F – Columbia Management Pte. Ltd. Addendum
Asset Management Code of Ethics

Additional Regulations Applicable to CMPL

IMAS Code of Ethics & Standards of Professional Conduct, Paragraph 5.5
Securities and Futures Act Section 131

Addendum Summary

This Addendum is applicable to all associates of Columbia Management Pte. Ltd. (“CMPL”) and serves as a supplement to the Asset Management Code of Ethics (the “Code”).  The Code is applicable to Covered Persons, Investment Persons and Covered Persons’ Affiliates of the Asset Management Business and, as appropriately modified, shall apply to all associates of CMPL.  All associates (including executive directors) of CMPL shall be regarded as “Covered Persons” or “Investment Persons” under the Code as determined by the AIM Group.  Any references to Covered Persons made throughout this Addendum shall also apply to Investment Persons.  Thus, Investment Persons are obligated to comply with all provisions of the Code and this Addendum as applicable to Covered Persons and any additional provisions applicable to Investment Persons.  (Note: The Code and this Addendum is not intended to apply to any non-executive director who is not also an associate of CMPL, unless the director also has access to any non-public information of CMPL or another Asset Management Business.)

Addendum

Administration and Reporting Requirements

Disclosure of Interests

In addition to the reporting obligations described in Part IV of the Code, CMPL associates must comply with reporting requirements as described in Section 131 of the Securities and Futures Act (“SFA”).  Personal trading activities and records of personal holdings in Reportable Securities and Reportable Funds will be maintained in the automated monitoring system for the firm, the Associate Investment Monitoring (AIM) system.  CMPL associates must ensure that all records in the AIM system are complete and accurate, and are updated within 7 calendar days after the date of change, including any personal trading activity or other transactions that may affect personal securities holdings.  Through timely updating records in the automated monitoring system, CMPL and CMPL licensed representatives will also comply with the requirements under the SFA to maintain a register of securities (in lieu of the Monetary Authority of Singapore’s (“MAS”) Form 15).

Approved Broker-Dealer Requirement

Broker-dealer requirements will vary, dependent upon the geographical location of the associate and/or the account.  Associates who have questions with regard to the transfer or liquidation of an account should contact the AIM Group at 980.388.3300 or via email to AMCode@BankofAmerica.com before taking action.

Internal Use Only

CMPL associates are required to maintain all Associate Investment Accounts with one of the approved broker-dealers noted in either the GWIM Designated Broker Policy or the Global Banking, Global Markets and Other Designated Units Associate Investment Policy for Asia-domiciled associates.  Accordingly, CMPL associates are required to maintain their accounts as follows:

●	U.S. approved broker-dealers: Merrill Lynch
●	Hong Kong approved broker-dealers: Bank of America (Asia) Limited
●	Singapore approved broker-dealers: DBS Vickers Securities, Merrill Lynch and Morgan Stanley Smith Barney

Associates who desire to maintain investment accounts with non-approved broker-dealers must contact the AIM Group for an exception.  If an exception is granted, the associate must ensure that the firm agrees to furnish CMPL Compliance and/or the AIM Group with duplicate confirmations and statements.

Duplicate Statements & Confirmations

CMPL associates who have investment accounts with broker-dealers that are not providing electronic data feed to the AIM system are required to complete and send a letter (template to be obtained from the AIM Group) to their broker-dealers to request them to send duplicate statements and trade confirmations to CMPL Compliance.

Firms providing data feeds to the AIM system include: Merrill Lynch, Fidelity Investments, Charles Schwab, Morgan Stanley Smith Barney and Columbia Funds Direct.

For all others, duplicate statements and confirmations should be sent to the CMPL Compliance Dept. at the following address:

Columbia Management Pte. Ltd.
9 Raffles Place
Republic Plaza Tower 1 #31-02
Singapore 048619
Attn: Compliance Department

Upon receipt of duplicate statements and confirmations, CMPL Compliance Officer shall, as soon as possible, scan and email these to the AIM Group for update into the AIM system in a timely manner.

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Internal Use Only

AIM System

All associates subject to the Code will have access to the AIM system (http://associate.aim.bankofamerica.com) in order to submit pre-clearance requests, complete periodic reporting requirements, and to review records of their recorded accounts, transactions and holdings.

A User Guide for the AIM system is available on the Home page of the AIM system under Associate Investment Monitoring Links.

Pre-Clearance Process and Validity of Authorizations

Pre-Clearance via AIM System
●	For CMPL associates who desire to trade securities:
m
Associates may submit pre-clearance requests via the AIM system during market hours according to their location.  Approvals will be valid only for the same trading day in which the authorization was granted.

Internal Use Only